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                                                                   EXHIBIT 10.1


                               CLARK/BARDES INC.

                               STOCK OPTION PLAN

         1. Purpose. The Clark/Bardes Inc. Stock Option Plan (the "Plan") is intended to advance the interests of Clark/Bardes Inc., a Texas corporation (the "Company"), and its stockholders, by encouraging and enabling selected officers, directors, consultants, agents and employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. It is intended that options which may qualify for treatment as "incentive stock options" under Section 422 (formerly
Section 422A) of the Internal Revenue Code of 1986, as amended, and applicable regulations and rulings promulgated thereunder (collectively, the "Code"), as well as options which may not so qualify, may be granted under the Plan.

         2.      Definitions

                 (a) "Board" means the Board of Directors of the Company or a Committee of the Board to whom its authority has been delegated.

                 (b) "Common Stock" means the Company's Common Stock, no par value per share.

                 (c) "Date of Grant" means the date on which an Option is granted under the Plan, which will be the date the Board authorizes the Option unless the Board specifies a later date.

                 (d) "Date of Exercise" means the date on which an Option is validly exercised pursuant to the Plan.

                 (e) "Fair Market Value" of the Company's Common Stock means, at any time that the Common Stock is not publicly traded, the value of the Common Stock as determined





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         by the Board, based on any reasonable valuation method; at any time the Common Stock is traded on the NASDAQ over-the-counter market, the closing interdealer bid quotation for the Common Stock (without retail mark-up, mark-down or conversion) on such date; or at any time the Common Stock is traded on a national securities exchange or the NASDAQ National Market System, the closing price of such stock on such exchange or system on such date (or, in each case, if such date is not a trading day, on the last trading day immediately preceding such date).

                 (f)      "Option" means an option granted under the Plan.

                 (g) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

                 (h) "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 425(f) of the Code.

                 (i) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Optionee.

                 (j) "Incentive Stock Option" means an option that qualifies as an incentive stock option under all of the requirements of the Code.

                 (k) "Incentive Stock Option Agreement" means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Board, under which the Optionee may purchase Common Stock pursuant to the terms of an Incentive Stock Option granted under the Plan.





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                 (l)      "Non-Qualified Stock Option" means an option to
         purchase Common Stock granted pursuant to the provisions of the Plan that does not qualify as an Incentive Stock Option.

                 (m) "Non-Qualified Stock Option Agreement" means the agreement between the Company and the Optionee, in such form as may from time to time be adopted by the Board, under which the Optionee may purchase Common Stock pursuant to the terms of a Non-Qualified Stock Option granted under the Plan.

         3. Administration and Interpretation of Plan. The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan: (i) to determine the individuals to whom, and the time or times at which, Options shall be granted and the number of shares of Common Stock covered by each Option; (ii) to construe and interpret the Plan; and (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations by the Board shall be final and conclusively binding for all purposes and upon all persons.

         4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,081,659, subject to adjustment by the Board to reflect, as deemed appropriate by the Board, any stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend, warrants or rights offerings to purchase Common Stock, exchange of shares, reorganization, recapitalization or the like, of or by the Company that affect the Common Stock, such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under the Plan. The shares of Common Stock to be issued upon the exercise of Options





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may be authorized but unissued shares, shares issued and reacquired by the
Company or shares bought on the open market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be canceled or surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder, shall again be available for Options to be granted under the Plan.

         5. Participants. Options may be granted under the Plan to any person who is an officer or other key employee (including officers and employees who are also directors) or a consultant of the Company or any of its Subsidiaries.

         6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by either an Incentive Stock Option Agreement or a Non-Qualified Stock Option Agreement executed by the Company and the Optionee. Such agreement shall be subject to the following limitations and conditions:

                 (a) Option Price. The option price per share with respect to each Option shall be determined by the Board but in no instance shall the option price for any Option be less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant. However, nothing contained herein shall prohibit the Board, in its discretion, from canceling any outstanding options and reissuing a new Option at a lower exercise price in the event that the Fair Market Value per share of Common Stock at any time prior to the date of exercise falls below the exercise price of any Option granted pursuant to the Plan.

                 (b) Payment of Option Price. Full payment for shares purchased upon exercising an Option shall be made in cash or by check, or by delivery of previously owned shares of Common Stock, or partly in cash or by check and partly in such stock. The value of shares





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         of Common Stock delivered in connection with the payment of the option price shall be the Fair Market Value of such shares on the Date of Exercise of the Option.

                 (c) Term of Option. The expiration date of each Option shall not be more than ten (10) years from the Date of Grant.

                 (d) Vesting. Options may vest either on the Date of Grant or on such vesting schedule as may be specified by the Board. Neither an Optionee nor his Successor shall have any of the rights of a stockholder of the Company until the certificate or certificates evidencing the shares purchased pursuant to the exercise of an Option are properly delivered to such Optionee or his Successor.

                 (e) Exercise of an Option. Each Option shall be exercisable at any time, and from time to time, and in no particular order if the Optionee holds more than one Option, throughout a period commencing on or after the Date of Grant, or vesting date as specified by the Board, and ending upon the earliest of the expiration, cancellation, surrender or termination of the Option; provided however, that no Option shall be exercisable in whole or in part prior to the date of stockholder approval of the Plan. Furthermore, the exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any share otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the report to, or consent or approval of, any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing,





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         registration, qualification, report, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                 (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, voluntarily, or by operation of law, other than by will or the laws of descent and distribution. Each Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. No Option or the shares covered thereby shall be pledged or hypothecated in any way and no Option or the shares covered thereby shall be subject to execution, attachment, or similar process except with the prior express written consent of the Board.

                 (g) Termination of Employment. Upon termination of an Optionee's employment with the Company or with any of its Subsidiaries by reason of voluntary or involuntary termination, retirement, or permanent disability, but excluding his death, his option privileges shall be as specified by the Board and shall expire unless exercised prior to the date of its expiration or within ninety (90) days after said termination of employment, whichever occurs first. For the purposes of the Plan, "retirement" shall mean termination of an Optionee's employment with the Company or with any of its Subsidiaries on or after the date Optionee attains "early retirement age" as defined in 42 USC Section 416(1)(2) and "permanent disability" shall mean disability as defined in 42 USC Section 423(d). Neither the adoption of this Plan nor the grant of an Option to an eligible person shall alter in any way the Company's or the relevant Subsidiary's rights to terminate such person's employment or directorship at any time with or without cause nor does it confer upon such person any rights or privileges to continued employment, or any other rights and privileges, except as specifically provided in the Plan.





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                 (h)      Death of Optionee. If an Optionee dies while in the
         employ of the Company or any Subsidiary, his option privileges shall be as specified by the Board and such option privileges shall expire unless exercised by his Successor prior to the date of its expiration or one (1) year from the date of the Optionee's death, whichever occurs first.

                 (i) Ten Percent Stockholders. Notwithstanding anything herein to the contrary, an Option which is intended to qualify as an Incentive Stock Option shall be granted hereunder to any Optionee who, immediately before such Option is granted, beneficially owns, directly or indirectly, more than 10% of the total voting power of all classes of stock of the Company only if both of the following conditions are met:

                          (i) The option price per share shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant; and

                          (ii) The expiration date of the Option shall be not more than five (5) years from the Date of Grant.

                 (j) Aggregate Fair Market Value. Notwithstanding anything herein to the contrary, with respect to an Option which is intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company, and its parent and Subsidiary corporations) shall not exceed $100,000.

                 (k) Other Terms. Each Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as the case may be, may contain such other provisions (not





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         inconsistent herewith) as the Board in its discretion may determine, including, without limitation:

                          (i)     in the event that an Option shall be
                 immediately exercisable, any provision which shall provide that the shares acquired pursuant thereto shall not be deemed to have been issued pursuant to a fully vested stock option and thereby subject to repurchase rights (if any) contained in the shareholder's agreement with the Optionee, entered into pursuant to Paragraph 11 hereof;

                          (ii) any provision which shall condition the exercise of all or part of an Option upon such matters as the Board may deem appropriate (if any) such as the passage of time, or the attainment of certain performance goals appropriate to reflect the contribution of the Optionee to the performance of the Company;

                          (iii) any provision which would give the Board the discretionary authority to accelerate the exercisability of an Option in spite of any provision contained in an Option pursuant to clause (ii) above, under such circumstances as the Board may deem appropriate; and

                          (iv)    the manner in which an Option is to be
                 exercised.

         7. No Entitlement or Disqualification. The grant of an Option shall not be deemed either to entitle the Optionee to, or disqualify the Optionee from, participation in any other grant of options under this Plan or any other stock option plan of the Company.

         8. Allotment of Shares. The Board shall, in its discretion, determine the number of shares of Common Stock to be offered from time to time by grant of Options to officers, key employees and consultants of the Company or its Subsidiaries; provided that the aggregate Fair





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Market Value (determined as of the time the option is granted) of the Common
Stock with respect to which Options which are intended to qualify as Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         9. Adjustments. The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the option price shall be adjusted to reflect, as deemed appropriate by the Board in its discretion, any stock dividend, stock split, reverse stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company. Decisions by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive for all purposes and upon all persons.

         10. Designation of Incentive Stock Options. The Board shall cause each Option granted hereunder to be clearly designated in the agreement evidencing such Option, at the time of grant, as to whether or not it is intended to qualify as an Incentive Stock Option.

         11. Execution of Shareholder's Agreement. Options may only be exercised hereunder by employees who have executed a Shareholder's Agreement in such form as the Board may adopt from time to time.

         12. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance





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herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relates.

         13. Amendment or Discontinuance. The Plan and any Option outstanding hereunder may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that the Board may not, except as expressly provided in the Plan, increase the aggregate number of shares which may be issued under Options granted pursuant to the plan, materially amend the eligibility requirements of the Plan or materially increase the benefits which may accrue to participants under the Plan, without such approval.

         14. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board shall be deemed to give any officer or employee any right to be granted an option to purchase Common Stock of the Company or any of its Subsidiaries, or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

         15. Grant of Incentive Stock Options. No Incentive Stock Options shall be granted pursuant to this Plan after February 28, 2007.





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